UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

 Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

Amendments to Employment Agreements with Certain Named Executive Officers

On October 28, 2009, Web.com Group, Inc. (the “Company”) amended and restated its existing employment arrangements with each of David L. Brown, Chief Executive Officer and Kevin Carney, Chief Financial Officer (each an “Executive” and together the “Executives”), effective as of October 28, 2009. The Executives’ employment agreements were amended and restated in order to clarify the vesting of equity awards upon termination of employment. The amended and restated employment agreements provide for the Executives’ salaries and annual bonuses, as previously disclosed, in addition to the following:

Severance Benefits.

In the event that, prior to a Change of Control (as defined in Mr. Brown’s amended and restated employment agreement, the “Brown Agreement”), Mr. Brown is terminated without cause (as defined in the Brown Agreement) or resigns with good reason (certain material adverse changes in the terms and conditions of his employment), Mr. Brown is entitled to the following, subject to the execution of an effective release of claims in favor of the Company, and his observation of his continuing obligations to the Company following termination:

•
(i) a lump sum severance payment in an amount equal to eighteen (18) months of his then-current base salary plus 150% of the greater of (A) 80% of the Target Bonus (as defined in the Brown Agreement) for the year in which the termination occurs and (B) the prior year’s Target Bonus actually earned by Mr. Brown, subject to withholdings and deductions, (ii) the vesting of each then-outstanding, unvested equity award held by Mr. Brown will accelerate as to that number of shares under each such award that would have vested in the ordinary course had Mr. Brown continued to be employed by the Company for an additional eighteen (18) months (or, if no shares would vest during such time under a specific award due to a cliff vesting provision, then the number of shares vesting and becoming exercisable pursuant to this paragraph shall equal the product of (i) the total number of shares subject to the award and (ii) a fraction, the numerator of which is eighteen (18) plus the number of whole months that have elapsed between Mr. Brown’s vesting commencement date and the date of termination, and the denominator of which is the total number of months in the vesting schedule), with such vesting occurring as of the date of Mr. Brown’s termination, (iii)  the post-termination exercise period of all non-statutory stock options then held by Mr. Brown shall be extended so that such options, to the extent vested, are exercisable until the earlier of (A) the original term expiration date for such award and (B) the first anniversary of Mr. Brown’s termination date and (iv) if Mr. Brown timely elects COBRA health insurance coverage, the Company will pay Mr. Brown’s COBRA premiums for eighteen (18) months following the date his employment terminates or until such earlier date as he is no longer eligible for COBRA coverage or he becomes eligible for health insurance coverage from another source (provided that Mr. Brown must promptly inform the Company, in writing, if he becomes eligible for health insurance coverage from another source within eighteen (18) months after the termination).

In the event that, prior to a Change of Control (as defined in Mr. Carney’s amended and restated employment agreement, the “Carney Agreement”), Mr. Carney is terminated without cause (as defined in the Carney Agreement) or resigns with good reason (certain material adverse changes in the terms and conditions of his employment), Mr. Carney is entitled to the following, subject to his execution of an effective release of claims in favor of the Company, and his observation of his continuing obligations to the Company following termination:

•
(i) a lump sum severance payment to Mr. Carney in an amount equal to twelve (12) months of his then-current base salary plus 100% of the greater of (A) 80% of the Target Bonus (as defined in the Carney Agreement) for the year in which the termination occurs and (B) the prior year’s Target bonus actually earned by Mr. Carney, subject to withholdings and deductions, (ii) the vesting of each then-outstanding, unvested equity award held by Mr. Carney will accelerate as to that number of shares under each such award that would have vested in the ordinary course had Mr. Carney continued to be employed by the Company for an additional twelve (12) months (or if no shares would vest during such time under a specific award due to a cliff vesting provision, then the number of shares vesting and becoming exercisable pursuant to this paragraph shall equal the product of (i) the total number of shares subject to the award and (ii) a fraction, the numerator of which is twelve (12) plus the number of whole months that have elapsed between Mr. Carney’s vesting commencement date and the date of termination, and the denominator of which is the total number of months in the vesting schedule), with such vesting occurring as of the date of Mr. Carney’s termination (such acceleration of vesting, “the 12 Month Acceleration”); (iii) the post-termination exercise period of all non-statutory stock options held then by Mr. Carney shall be extended so that such options, to the extent vested, are exercisable until the earlier of (A) the original term expiration date for such award and (B) the first anniversary of Mr. Carney’s termination date; and (iv) if Mr. Carney timely elects COBRA health insurance coverage, the Company will reimburse Mr. Carney’s COBRA premiums for twelve (12) months following the date his employment terminates or until such earlier date as he is no longer eligible for COBRA coverage or he becomes eligible for health insurance coverage from another source (provided that Mr. Carney must promptly inform the Company, in writing, if he becomes eligible for health insurance coverage from another source within twelve (12) months after the termination).

The summary of the amended and restated employment agreements set forth above is qualified in its entirety by reference to the text of the amended and restated employment agreements, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.12 and Exhibit 10.14, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d)   Exhibits

Exhibit Number	Description
10.12*	Amended and Restated Employment Agreement by and between the Company and David L. Brown, dated October 28, 2009.
10.14*	Amended and Restated Employment Agreement by and between the Company and Kevin M. Carney, dated October 28, 2009.

*   Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.

Date: November 3, 2009
	By:	/s/ Matthew P. McClure
Matthew P. McClure, Secretary